Exhibit 99.4

Delphi Board of Directors Approves Delphi Technologies Spin-off

Record Date Set for November 22, 2017 and Distribution to be Effective December 4, 2017

GILLINGHAM, ENGLAND, NOV. 13, 2017 – Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today announced its Board of Directors approved the record date, distribution date and distribution ratio for the spin-off of its Powertrain Systems segment into a new publicly traded company, Delphi Technologies PLC. The record date will be as of the close of trading (New York City time) on Nov. 22, 2017, and the distribution date will be at the close of business (New York City time) on Dec. 4, 2017. Following the spin-off, the remaining company will become Aptiv PLC and change its ticker symbol to “APTV.”

Delphi Automotive shareholders will receive one ordinary share of Delphi Technologies for every three ordinary shares of Delphi Automotive held as of the record date, and will receive cash in lieu of any fractional shares. The spin-off is expected to be effective at the close of business on Dec. 4, 2017, with 100 percent of the ordinary shares of Delphi Technologies distributed to Delphi Automotive shareholders.

Delphi Technologies has received authorization to list its ordinary shares on the New York Stock Exchange (NYSE) under the symbol “DLPH.” Delphi Automotive expects that a “when-issued” public trading market for Delphi Technologies ordinary shares will begin on the NYSE on or about Nov. 21, 2017 under the symbol “DLPH WI” and will continue through the distribution date. Delphi Technologies’ ordinary shares are expected to begin “regular way” trading on the NYSE on Dec. 5, 2017, the first trading day following the distribution date.

In connection with the spin-off, Delphi Automotive PLC will change its name to Aptiv PLC and beginning Dec. 5, 2017, its symbol will change to “APTV”. Beginning on or about Nov. 21, 2017 through the distribution date, Delphi Automotive expects that there will be two ways to trade its ordinary shares, either with or without the right to a distribution of Delphi Technologies ordinary shares. Ordinary shares will continue to trade on the NYSE in the “regular-way” market under the symbol “DLPH” until the distribution date. It is expected that ordinary shares will also trade without the right to receive the Delphi Technologies distribution in the “ex-distribution” market beginning on or about Nov. 21, 2017 under the symbol “APTV WI”.

No action is required by Delphi Automotive shareholders to receive shares of Delphi Technologies in the spin-off.

The spin-off and the distribution of Delphi Technologies ordinary shares are subject to certain customary conditions, including the U.S. Securities and Exchange Commission (SEC) having declared effective Delphi Technologies’ registration statement on Form 10. In addition, the spin-off is subject to conditions set forth in a Separation and Distribution Agreement between Delphi Automotive and Delphi Technologies, the form of which is filed as an exhibit to Delphi Technologies’ registration statement on Form 10.

Delphi Automotive shareholders are encouraged to consult with their financial and tax advisors regarding the consequences of buying, selling, or holding any securities, including those described in this news release.

About Delphi

Delphi Automotive PLC is a high-technology company that integrates safer, greener and more connected solutions for the automotive and transportation sectors. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 46 countries. Visit delphi.com. Following the spin-off, Aptiv (NYSE: APTV) will comprise the Electronics & Safety and Electrical/Electronic Architecture segments, focused on accelerating the commercialization of new mobility solutions by providing the vehicle ‘brain’ and the ‘nervous system’ to global automotive and new mobility customers. Delphi Technologies (NYSE: DLPH), the powertrain segment, will leverage leading technologies and software to enable next-generation advanced vehicle propulsion systems for global customers, taking advantage of the industry move to electrification.

Forward-Looking Statements

This press release, as well as other statements made by Delphi Automotive and Delphi Technologies, contain forward-looking statements that reflect, when made, Delphi Automotive’s and Delphi Technologies’ current views with respect to current events. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Automotive’s and Delphi Technologies’ operations and business environment as well as market conditions, which may cause the actual results of Delphi Automotive and Delphi Technologies to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Delphi’s filings with the Securities and Exchange Commission and in Delphi Technologies’ Form 10 Registration Statement, as amended. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Delphi Automotive and Delphi Technologies. Delphi Automotive and Delphi Technologies disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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Investor Contact:

Elena Rosman

+1.248.813.5091

elena.rosman@delphi.com

Media Contact:

Zach Peterson

+1.248.561.3640

zachary.peterson@delphi.com